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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 1, 2001
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                           5B Technologies Corporation
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             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                         0-27190
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     (State or Other Jurisdiction                             (Commission
          of Incorporation)                                  File Number)


                   100 Sunnyside Boulevard, Woodbury, NY 11797
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                    (Address of Principal Executive Offices)

                  Registrant's telephone number, (516) 677-6100

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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        On October 1, 2001, 5B Technologies Corporation (the "Company" or
"Registrant") acquired certain assets of Galt Corporation ("Galt"), an applications development and Web hosting company in exchange for: (i) 300,000 shares of Company common stock, par value $.04 per share, (ii) 300,000 shares of Company preferred stock, par value $.01 per share, convertible at $3.33 per share, and (iii) warrants to acquire 300,000 shares of Company common stock at an exercise price of $1.00 per share. The consideration for the assets was determined in arms length negotiations with Galt. The issuance of the common stock representing 19.9% or more of the outstanding common stock upon the conversion of the preferred stock and the exercise of the warrant is contingent upon stockholder approval in conformance with NASD regulations. The assets acquired include customers, customer lists, certain employees, certain contracts and agreements and computer equipment which were used by Galt in connection with their business, and will be continued to be used by the Company in a similar manner.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(c)     Exhibit included herein:

        3.6     -      Certificate of Designation of Series F and Series G
                       Convertible Preferred Stock of the Company.

(d)     Exhibit previously filed on October 15, 2001:

        10.24   -      Asset Purchase Agreement, dated as of September 14,
                       2001, by and among Abby Garrett & Seth, Ltd., the
                       Company, Galt, Alan Sheinwald and Kenneth Greene.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    5B TECHNOLOGIES CORPORATION



Date: November 5, 2001              By:  /s/ Glenn Nortman
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                                       Glenn Nortman, Chief Executive Officer